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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 24, 2005
                Date of Report (date of earliest event reported)

                                THE BUCKLE, INC.
             (Exact name of Registrant as specified in its charter)


           NEBRASKA                       001-12951              47-0366193
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)


              2407 WEST 24TH STREET, KEARNEY, NEBRASKA   68845-4915
              (Address of principal executive offices)   (Zip Code)



       Registrant's telephone number, including area code: (308) 236-8491

           -----------------------------------------------------------
              (Former name, former address and former fiscal year
                         if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


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                                TABLE OF CONTENTS



ITEM 1.01. Entry into a Material Definitive Agreement

ITEM 9.01(c) Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

EXHIBIT 99.2











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ITEM 1.01.  Entry into a Material Definitive Agreement

Item 1.01. Information Provided Under Item 1.01 (Entry into a Material Definitive Agreement). The following information is furnished pursuant to Item
1.01 "Entry into a Material Definitive Agreement." On March 25, 2005, The Buckle, Inc. announced that it has entered into an agreement with Daniel J. Hirschfeld, founder and Chairman, to purchase a total of 3,000,000 shares of the Company's outstanding stock from Mr. Hirschfeld. The shares represent approximately 13.8% of the Company's total outstanding Common Stock. The shares will be purchased for $28.00 per share, or a total purchase price of $84 million. This price represents a 9.1% discount to the March 24, 2005 closing price, and a 9.7% discount to the five day average closing price ending March 24, 2005. The Company intends to fund the stock repurchase transaction out of currently available cash and investments. This transaction is expected to be completed as soon as possible, subject to certain customary closing conditions. The full text of the press release is furnished as Exhibit 99.1 to this report.


ITEM 9.01(c). Financial Statements and Exhibits

Exhibit 99.1    Press Release Dated March 25, 2005

Exhibit 99.2    Stock Repurchase Agreement



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          The Buckle, Inc.

Date:  March 28, 2005                     By: /s/ KAREN B. RHOADS
                                              ---------------------------------
                                          Name:  Karen B. Rhoads
                                          Title: Vice President of Finance,
                                          Treasurer and Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit 99.1      Press Release Dated March 25, 2005

Exhibit 99.2      Stock Repurchase Agreement